EXHIBIT 5.1


                [PARKER CHAPIN FLATTAU & KLIMPL, LLP LETTERHEAD]


                                October 29, 1999


The Leslie Fay Company, Inc.
1412 Broadway
New York, New York  10018

Ladies and Gentlemen:

         We have acted as counsel to The Leslie Fay Company, Inc. a Delaware corporation (the "Company"), in connection with its filing of a registration statement on Form S-3 (the "Registration Statement") covering 193,822 shares of Common Stock, par value $.01 per share (the "Shares"), that may be sold by Dickstein & Co., L.P. and Dickstein International Limited, all as more particularly described in the Registration Statement.

         In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (1) certificate of incorporation, (2) bylaws and (3) resolutions of the Company's Board of Directors. We have also reviewed such other matters of law and examined and relied upon such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

         On the basis of the foregoing, we are of the opinion that the Shares have been validly authorized and legally issued and are fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

                                       Very truly yours,

                                       /S/ Parker Chapin Flattau & Klimpl, LLP

                                       PARKER CHAPIN FLATTAU & KLIMPL, LLP